  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1998

                                                     REGISTRATION NO. 333-53169

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 3
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------
                             OVERNITE CORPORATION
            (Exact name of Registrant as specified in its charter)
        VIRGINIA                     6719                  APPLIED FOR
    (State or other      (Primary Standard Industrial    (I.R.S. Employer
    jurisdiction of          Classification Code)     Identification Number)
    incorporation or
     organization)
                              1000 SEMMES AVENUE
                                 P.O. BOX 1216
                           RICHMOND, VIRGINIA 23218
                                (804) 231-8000
  (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                                ---------------
                             MR. PATRICK D. HANLEY
               SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              1000 SEMMES AVENUE
                                 P.O. BOX 1216
                           RICHMOND, VIRGINIA 23218
                                (804) 231-8000
 (Name, address, including zip code and telephone number, including area code, of agent for service)

                                ---------------

                                  Copies to:

         DAVID M. CARTER, ESQ.                WILLIAM P. ROGERS, JR., ESQ.
           HUNTON & WILLIAMS                    CRAVATH, SWAINE & MOORE
     RIVERFRONT PLAZA, EAST TOWER                  825 EIGHTH AVENUE
         951 EAST BYRD STREET                   NEW YORK, NEW YORK 10019
       RICHMOND, VIRGINIA 23219                      (212) 474-1270
            (804) 788-8200


                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 3 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF RICHMOND, COMMONWEALTH OF VIRGINIA ON JULY 22, 1998.

                                         Overnite Corporation
                                         (Registrant)

                                               /s/ Gordon S. Mackenzie
                                         By: __________________________________

                                                GORDON S. MACKENZIE

                                            SENIOR VICE PRESIDENT-OPERATIONS

                                                   AND DIRECTOR

             SIGNATURE                       TITLE                 DATE

                 *                    Chairman of the
------------------------------------   Board of               July 22, 1998
            LEO H. SUGGS               Directors, Chief
                                       Executive Officer
                                       and President
                                      (Principal
                                       Executive Officer)

                 *                    Senior Vice
------------------------------------   President, Chief       July 22, 1998
         PATRICK D. HANLEY             Financial Officer
                                       and Director
                                      (Principal
                                       Financial and
                                       Accounting
                                       Officer)

                                      Senior Vice
    /s/ Gordon S. Mackenzie            President--            July 22, 1998
------------------------------------   Operations and
        GORDON S. MACKENZIE            Director

                                      Senior Vice
------------------------------------   President--            July 22, 1998
            JOHN W. FAIN               Marketing and
                                       Sales and Director


     * By  /s/ David M. Carter
------------------------------------                          July 22, 1998
  DAVID M. CARTER ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

     EXHIBIT
     NUMBER                     DESCRIPTION OF EXHIBIT
     -------                    ----------------------
      1.1    Form of Underwriting Agreement to be entered into among the
              Company, Union Pacific and the Underwriters
      3.1    Company's Articles of Incorporation**
      3.2    Company's Bylaws**
      4.1    Specimen of Common Stock Certificate
      5      Opinion of Hunton & Williams with respect to legality
     10.1    Form of Bank Credit Facility
     10.2    Stock Compensation Plan
     10.3    Stock Purchase and Indemnification Agreement
     10.4    Services Agreement
     10.5    Tax Allocation Agreement
     10.6    Computer and Information Technology Agreements
     10.7    Pension Plan Agreement
     21      Subsidiaries of the Registrant**
     23.1    Consent of Deloitte & Touche LLP**
     23.2    Consent of Hunton & Williams (included in Exhibit 5)
     24      Power of attorney (included on Page II-4)**
     27      Financial Data Schedule**

--------
 *To be filed by amendment
**Previously filed